UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2007

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, Acuity Brands, Inc. (“Acuity Brands” or the “Company”) completed the spin-off of its specialty products business, Zep Inc. (“Zep”), on October 31, 2007. The Company distributed all of the shares of Zep common stock, par value $.01 per share, to the Company’s stockholders of record as of October 17, 2007. The Company’s stockholders received one share, together with an associated preferred stock purchase right, for every two shares of the Company’s common stock. Stockholders will receive cash in lieu of fractional shares for amounts less than one full Zep share.

Exhibit 99.1 to this report includes supplemental financial information reflecting the specialty products segment as discontinued operations in the consolidated statements of operations for each of the Company’s quarterly periods in its fiscal year ended August 31, 2007. These statements are based on and should be read in conjunction with the Company’s historical Consolidated Financial Statements for the years ended August 31, 2007, 2006, and 2005 and as of August 31, 2007 and 2006 and the related notes appearing in the Company’s Annual Report on Form 10-K for the year ended August 31, 2007 filed with the Securities and Exchange Commission (the “SEC”) on October 30, 2007 as well as the Unaudited Pro Forma Consolidated Statements of Operations for the years ended August 31, 2007, 2006, and 2005, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of August 31, 2007 and the related notes appearing in the Company’s Current Report on Form 8-K dated October 31, 2007 and filed with the SEC on November 6, 2007 in connection with the spin-off.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Consolidated Statements of Operations (Unaudited) of Acuity Brands, Inc. for the quarterly periods ended November 30, 2006, February 28, 2007, May 31, 2007, and August 31, 2007 and the year ended August 31, 2007.

EXHIBIT INDEX

99.1	Consolidated Statements of Operations (Unaudited) of Acuity Brands, Inc. for the quarterly periods ended November 30, 2006, February 28, 2007, May 31, 2007, and August 31, 2007 and the year ended August 31, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 20, 2007

ACUITY BRANDS, INC.

By:	/s/ Richard K. Reece
Richard K. Reece
Executive Vice President and Chief Financial Officer